Exhibit 99.2

A&D – Navigation Market

emcore

$3B+ Global Inertial Navigation Market in 2019[(a)]









$410M	$820M	$928M	$941M
Commercial Grade (e.g., industrial robots)	Tactical Grade (e.g., platform stabilization)	Navigation Grade (e.g., unmanned vehicles)	Strategic Grade (e.g., nuclear weapons)
Many Suppliers	Few Competitors	Two Primary Competitors	Highly Specialized

EMCORE's Total Addressable Market (TAM) is $1.7B

Tactical Grade Market Segment

- **QMEMS** provides performance for a lower cost and with a smaller size than competing platforms – while also excelling in harsh environments
- Common applications include platform stabilization (tanks, ships), torpedo guidance, flight control systems, and oil & gas drilling

Tactical and Navigation grades

- **EMCORE's FOG** technology enables our customers to achieve superior performance while maintaining traditional FOG pricing and form factors
- Common applications include unmanned vehicles, missile targeting, submarine sensors, and dismounted soldier systems (geo-compassing/north-finding)

EMCORE is an Established QMEMS Market Leader and an Emerging Independent FOG Supplier

(a) Source: Yole High End Inertial Sensors Market Research Report 2020